POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Benjamin A. Richer, Jennifer M. Matthews, William P. Flory, Jr., Samuel K. Goldstein, Esq., and Ronald A. Holinsky, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective March 8, 2022.

SIGNATURE	TITLE

/s/ Jayson R. Bronchetti
Jayson R. Bronchetti	Trustee, Chairman

/s/ Steve A. Cobb
Steve A. Cobb	Trustee

/s/ Ken C. Joseph
Ken C. Joseph	Trustee

/s/ Barbara L. Lamb
Barbara L. Lamb	Trustee

/s/ Gary D. Lemon
Gary D. Lemon	Trustee

/s/ Thomas A. Leonard
Thomas A. Leonard	Trustee

/s/ Charles I. Plosser
Charles I. Plosser	Trustee

/s/ Pamela L. Salaway
Pamela L. Salaway	Trustee

/s/ Manisha A. Thakor
Manisha A. Thakor	Trustee

/s/ Brian W. Wixted
Brian W. Wixted	Trustee

/s/ Nancy B. Wolcott
Nancy B. Wolcott	Trustee

Exhibit A

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

PROPOSED REORGANIZATIONS
ACQUIRED FUND	ACQUIRING FUND
LVIP BlackRock Advantage Allocation Fund	LVIP BlackRock Global Allocation Fund
LVIP Franklin Templeton Multi-Asset Opportunities Fund	LVIP BlackRock Global Allocation Fund
LVIP T. Rowe Price 2010 Fund	LVIP JPMorgan Retirement Income Fund